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                                                                   EXHIBIT 10.15

                            UltraStrip Systems, inc.

                                Promissory Note

$517,893.00                                                           Stuart, Fl
                                                                  March 16, 2001

FOR VALUE RECEIVED, ULTRASTRIP SYSTEMS, INC. a Florida Corporation (the "Maker"), promises to pay on demand to KEVIN P. GRADY (the "holder"), the principle sum of five hundred seventeen thousand, eight hundred ninety-three dollars ($517,893.00) at 14640 Marvin Lane, Fort Lauderdale, Fl 33330.

If this Note is not paid within five days of demand then interest shall accrue from the demand date at the prime rate. If suit is brought to collect this Note, the Holder shall be entitled to collect all costs and expenses of suit, including, but not limited to, attorney's fees.

The Maker may prepay the principal amount outstanding in whole or in part.

Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors, and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers, and shall be binding upon them and their successors and assigns.



                                       ULTRASTRIP SYSTEMS, INC.



                                       By: /s/ Jacqueline McGuire
                                          --------------------------------------
                                          Name: Jacqueline McGuire
                                               ---------------------------------
                                          Title: Sr. V.P. of Administration
                                                --------------------------------